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                                                                   Exhibit 10.18

                           SPLIT DOLLAR INSURANCE PLAN

         THIS PLAN is adopted by agreement between the Company and the Owner:

DEFINITIONS:

         A.       "Company": ELECTROMAGNETIC SCIENCES, INC., a Nevada
                  Corporation.

         B.       "Insured": DON T. SCARTZ

         C.       "Insurer": NORTHWESTERN MUTUAL LIFE INSURANCE CO. D. "Owner":
                  DON T. SCARTZ

         E. "Policy": The policy or policies of insurance on the life of the Insured issued by the Insurer and listed as Exhibit "A" annexed hereto together with any supplementary contracts issued by the Insurer in conjunction therewith.

         F. "Policy Interest": The Company's Policy Interest shall be the amount shown on Exhibit "B" annexed hereto for the last year with respect to which premiums were paid on the Policy. The existence of the Company's policy Interest shall be evidenced by filing with the Insurer an assignment in substantially the form annexed hereto as Exhibit "C".

RECITALS:

         A. The Owner is owner of the Policy, and the Owner or the Insured is a valuable employee of the Company. The Company wishes to continue this employment relationship and, as an inducement thereto, is willing to assist the Owner in the payment of premium on the Policy.

         B. In exchange for such premium assistance, the Owner is willing to grant to the Company an interest in the Policy as provided herein.

THEREFORE, for value received it is agreed:

1.       Premium Payments

         (a) Each annual premium on the policy shall be split between the Owner and the Company as follows:

                  (1)      The Owner shall pay the amount shown in Exhibit "B".

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                  (2)      The Company shall pay the difference between the
                           premium due and the payment made by the Owner.

         (b) In the event of the Insured's disability (as defined in the Insurer's waiver of premium benefit contract), the Company shall pay the entire premium due for so long as the Insured is disabled during the term of this Plan.

         (c) Dividends on the Policy shall be used to buy paid-up additions.

2. Policy Ownership

         (a) Except as provided in subsection (b) the Owner shall be sole and exclusive owner of the Policy. This includes all the rights of "owner" under the terms of the policy, including but not limited to the right to designate beneficiaries, select settlement options, borrow on the security of the Policy and to surrender the Policy.

         (b) In exchange for the Company's payment of its premium contribution under Section 1, the Owner hereby assigns to the Company the following limited ownership rights in the Policy:

                  (1) The right to obtain one or more loans or advances on the Policy to the extent of its Policy Interest, and to pledge or assign the Policy for such loans or advances. If such loans are for the purpose of paying premiums or otherwise to purchase or carry the Policy, the Company agrees to adhere to the requirements of Internal Revenue Code 264 so that interest on such loans remain deductible for Federal income tax purposes.

                  (2) The right to realize against the cash value of the Policy, to the extent of its Policy Interest, in the event of termination of this Agreement as provided in
                           Section 4.

                  (3) The right to realize against proceeds of the Policy, to the extent of its Policy Interest, in the event of the Insured's death.

         (c) It is agreed that benefits may be paid under the policy by the Insurer either by separate checks to the parties entitled thereto, or by a joint check. In the latter instance, the Owner and the Company agree that the benefits shall be divided as provided herein.

3. The Owner - The Owner shall have the right to assign any part or all of the Owner's retained interest in the Policy and this Plan to any person, entity or trust by execution of a written assignment delivered to the Company and to the Insurer.

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4.       Termination of Plan

         (a) This Plan shall terminate on the first to occur of the following:

                  (1) Failure of the Owner to make a premium contribution as required by Section 1.

                  (2) Surrender of the Policy (or any of them, if more than one) by the Owner, who shall have the sole and exclusive right of surrender without the Company's consent.

                  (3) Termination of employment with the Company of the Insured, for any reason other than death or disability (as defined in the Insurer's waiver of premium benefit contract).

                  (4) The written election, upon 30 days notice, of either party.

                  (5)      The seventeenth anniversary of the date of this plan.

         (b)      On any termination of this Plan, the Owner shall either:

                  (1) Surrender the Policy, in which case the Owner shall pay to the Company an amount equal to the excess, if any, of the Company's policy Interest over the amount realized by the Company against the cash value of the Policy; or

                  (2) Pay to the Company an amount equal to its Policy Interest, in which event, the Company shall release its interest in the Policy.

5. The Insurer - The Insurer shall be bound only by the provisions of and endorsements on the Policy, and any payments made or actions taken by it in accordance therewith shall fully discharge it from all claims, suits and demands of all persons whatsoever. It shall in no way be bound by or be deemed to have notice of the provisions of this Plan.

6. Special provisions - The following provisions are part of this Plan, which is an individually negotiated arrangement with a highly compensated management employee of the Company and thus not considered to be subject to the Employee Retirement Income Security Act of 1974.

         These provisions are included as a matter of caution, and in order to make specific provision for the matters they concern:

         (a)      The named fiduciary: The Company.

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         (b)      The funding policy under this plan is that the Company and the
                  Owner remit all premiums on the Policy when due.

         (c) Direct payment by the Insurer is the basis of payment of benefits under this Plan, with those benefits in turn being based on the payment of premiums by the Company and the Owner.

         (d)      For claims procedure purposes, the "Claims Manager" shall be:
                  John E. Pippin.

                  (1) If for any reason a claim for benefits under this Plan is denied, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Plan section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his claim, all written in a manner calculated to be understood by the claimant. For this purpose:

                           (A) The claimant's claim shall be deemed filed when presented orally or in writing to the Claims Manager.

                           (B) The Claims Manager's explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.

                  (2) The claimant shall have 60 days following his receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or his representative may submit pertinent documents and written issues and comments.

                  (3) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of his claim. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.

7. Amendment - This Plan may be amended at any time by the Company by delivery of written notice thereof to the Owner; provided that no amendment shall reduce the benefits and rights of the Owner to less than those that the Owner would have in the event of termination of the Plan under Section 4.

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IN WITNESS WHEREOF the parties have signed this plan this
______________  day of _________________, 19 _____.

                                    COMPANY: ELECTROMAGNETIC SCIENCES, INC.

                                    BY: _________________________________

                                    OWNER:

                                    _____________________________________

                                    DON T. SCARTZ

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DON T. SCARTZ

                                   EXHIBIT "A"

                                 Life Insurance

Policy Number          Face Amount
-------------          -----------
                         $500,000




DON T. SCARTZ

                                   EXHIBIT "B"

                           Company's Policy Interest


[As of payment of premium due in 2004, the Company's Policy Interest is $160,063. Details of this Exhibit will be provided to the Commission upon its request.]